Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Entity	State of Organization
Berkshire Crossing Retail, LLC	Delaware
Berkshire Crossing Shopping Center, LLC	Delaware
Bradley Financing Partnership	Delaware
Bradley Spring Mall Limited Partnership	Delaware
Colby Grove Retail, LLC	Delaware
Crossroads Exchange Intermediary LLC	Delaware
Grand Traverse Crossing Shopping Center, LLC	New York
Grove Court Shopping Center, LLC	Delaware
Heritage Burlington Square LLC	Delaware
Heritage Hale Road LLC	Delaware
Heritage Hale Road MGR LLC	Delaware
Heritage Intercontinental GP LLC	Delaware
Heritage Intercontinental Limited Partnership	Delaware
Heritage Lakes Crossing, LLC	Delaware
Heritage Manchester I LLC	Delaware
Heritage Manchester II LLC	Delaware
Heritage Manchester III LLC	Delaware
Heritage Manchester III MGR LLC	Delaware
Heritage Montgomery SPE LLC	Delaware
Heritage Northern Hills LLC	Delaware
Heritage Northern Hills MGR LLC	Delaware
Heritage Old Bridge LLC	Delaware
Heritage RDG, LLC	Delaware
Heritage Slater Street LLC	Delaware
Heritage Slater Street MGR LLC	Delaware
Heritage Warminster SPE LLC	Delaware
Heritage Westwood Development LLC	Delaware
Heritage Westwood La Vista LLC	Delaware
Heritage Wolfcreek I LLC	Delaware
Heritage Wolfcreek II LLC	Delaware
Heritage Wolfcreek III LLC	Delaware
HTG-Exchange Accommodator A LLC	Delaware
HTG-Exchange Accommodator B LLC	Delaware
HTG-Exchange Accommodator C LLC	Delaware
Intercontinental Heritage Fairview Corners LLC	Delaware
Intercontinental Heritage Skillman LLC	Delaware
Pioneer Grand Traverse Company, LLC	New York
Salmon Run Plaza, LLC	Delaware
Slater Street Exchange Intermediary LLC	Delaware
Williamson Square Associates Limited Partnership	Illinois